Electronically Filed
06/10/2016 10:15:48 AM

CLERK OF THE COURT

ORDR
Peter Dubowsky, Esq.
Nevada Bar No. 4972
Amanda C. Vogler, Esq.
Nevada Bar No. 13609
DUBOWSKY LAW OFFICE, CHTD.
300 South Fourth Street, Suite 1020
Las Vegas, Nevada 89101
(702) 360-3500
Fax (702) 360-3515
Attorney for Plaintiff

DISTRICT COURT

CLARK COUNTY, NEVADA

WHITE TIGER PARTNERS LLC, a Colorado limited liability company, as successor in interest to FIRST AMERICAN STOCK TRANSFER, INC.,

Plaintiff,

vs.

SEWCAL LOGO, INC. a revoked Nevada corporation f/k/a CALVERT CORPORATION and SOUTHERN CALIFORNIA LOGO, INC. the merged California Corporation and DOES I-X and ROE CORPORATIONS I-X, inclusive

Defendants

Case No.: A-14-697251-C

Dept No.: XIII

Hearing date: June 6, 2016

Hearing time: 9:00 A.M.

ORDER TO AUTHORIZE RECEIVER TO TERMINATE ALL OF THE PREVIOUS OFFICERS AND DIRECTORS, ISSUE NEW SHARES, RATIFY A REVERSE STOCK SPLIT PREVIOUSLY AFFECTED, RATIFY THE NAME CHANGE TO SOCIAL LIFE NETWORK, INC., RATIFY THE DECREASE OF THE AUTHORIZED SHARES OF COMMON STOCK, RATIFY THE CANCELLATION OF THE PREVIOUSLY CREATED PREFERRED CLASS OF STOCK, RATIFY THE BUSINESS COMBINATION/REORGANIZATION WITH LIFE MARKETING, INC. AND DISCHARGE RECEIVER

THIS MATTER COMES BEFORE THIS COURT on "Plaintiff's Motion to Authorize Receiver to Terminate all of Previous Officers and Directors, Issue New Shares, Ratify a Reverse Stock Split Previously Affected, Ratify the Name Change to Social Life Network, Inc., Ratify the Decrease of the Authorized Shares of Common Stock, Ratify the Cancellation of the Previously Created Preferred Class of Stock, Ratify the Business Combination/Reorganization with Life Marketing, Inc., and Discharge Receiver" ("Plaintiff's Motion") and being familiar with the Complaint, the pleadings filed, the proceedings in this action, and having conducted a fairness hearing in which all interested parties were afforded the opportunity to be heard, and being otherwise fully advised in the premises, The Court therefore **ORDERS, ADJUDGES** and **DECREES** that:

1. A hearing was conducted on June 6, 2016, upon the fairness of the terms and conditions of the Receiver for SEWCAL LOGO, INC. ("SEWCAL") n/k/a SOCIAL LIFE NETWORK, INC., a Nevada corporation ("SEWC" or "Defendant Corporation" herein") in accordance with Section 3(a)(10) of the U.S. Securities Act of 1933 (15 U.S.C. §77c(a)(10)) and N.R.S. 90.530(8) to ratify the following items: ratify the termination of all previous officers and directors of the Defendant Corporation, authorize the issuance of new exempt shares of common stock, ratify the five-thousand for one (5,000:1) reverse stock split previously undertaken, approve the name change previously affected to SOCIAL LIFE NETWORK, INC. ("SOCIAL LIFE"), ratify the decrease of the Authorized common stock shares of the company from 2,000,000,000 (2B) to 500,000,000 (500M), ratify the cancellation of the previously created Preferred class of stock for which no shares were issued, ratify the reorganization/business combination with LIFE MARKETING, INC., ("LIFE MARKETING", a Colorado corporation), issue new shares and discharge the Receiver upon completion of his duties outlined in this Order.

2. All persons to whom it was proposed to issue securities, in exchange for securities to be surrendered pursuant to the Receiver's plan of reorganization, had the right to appear, no impediment to their right to appear was found, and they were duly served with notice of the hearing upon the fairness of the terms and conditions of the Receiver's plan of reorganization.

3. A default judgment was entered against the Defendant Corporation on May 16, 2014, for want of an answer or other responsive pleading thereto. The Defendant Corporation has not appeared in this proceeding in any capacity.

4. Having considered the fairness of the terms and conditions of the issuance of securities and exchange for debt set forth in the Motion, the Court finds the Motion was made in good faith and not for the purpose of avoiding the securities registration requirements of any applicable State or Federal law.

5. The terms and conditions of the Receiver's plan of reorganization were, are and will be fair to, and in the best interests of all of the parties.

6. As contemplated by Section 3 (a) (10) of the Securities Act of 1933 (15 U.S.C. §77c(a)(10)) and N.R.S. 90.530(8) Plaintiff has claims against Defendant.

7. The securities of Defendant Corporation which are to be issued to the parties in paragraph nine (9) below in exchange for claims and shall be issued in accordance with the Receiver's plan of reorganization which is in accordance with Section 3 (a) (10) of the Securities Act of 1933 (15 U.S.C. §77c(a)(10)) and N.R.S. 90.530(8).

8. Pursuant to the Receiver's Plan of Reorganization, the indebtedness of the Defendant Corporation shall be exchanged to the Defendant Corporation for an aggregate of 132,893,334 post-reverse split exempt shares of SewCal Logo, Inc. (n/k/a Social Life Network, Inc.) common stock at $.001 par value per share as follows:

9. Plaintiff's claims shall be exchanged to the Defendant Corporation for an aggregate of 13,420,000 unrestricted, unregistered, exempt, post reverse-split shares of the Defendant Corporation's common stock for Plaintiff's claims as follows:

TO NON-AFFILIATE SHAREHOLDERS:

a) 13,320,000 unrestricted shares to: SOMERSET PRIVATE FUND LTD** and

b) 100,000 unrestricted shares to: MDD ENTERPRISES INC.;

And, for an aggregate issuance of affiliate, restricted, unregistered, exempt, post reverse-split shares of SEWCAL LOGO, INC. (n/k/a SOCIAL LIFE NETWORK, INC.) common stock totaling 119,473,334 shares to:

AFFILIATE SHAREHOLDERS:

a) 59,736,667 restricted shares to: LVC CONSULTING LLC and

b) 59,736,667 restricted shares to: RODOSEVICH INVESTMENTS LLC

It is therefore **ORDERED** that Plaintiff, WHITE TIGER PARTNERS, LLC'S Motion is **GRANTED** in its entirety and it is further

ORDERED that the Receiver, Robert L. Stevens's action to terminate all known and unknown prior officers and directors is hereby **RATIFIED**; and it is further

ORDERED that the Receiver, Robert L. Stevens's action to process a five-thousand (5,000) for one (1) reverse stock split with a minimum number of 100 shares to each stockholder is hereby **RATIFIED**; and it is further

ORDERED that the Receiver, Robert L. Stevens's action to decrease the Authorized common stock shares of the company from 2,00,000,000 (2B) to 500,000,000 (500M) and is hereby **RATIFIED**; and it is further

ORDERED that the Receiver, Robert L. Stevens's action to cancel the previously created Preferred class of stock for which no shares were issued is hereby **RATIFIED**; and it is further

ORDERED that the Receiver, Robert L. Stevens's action to execute the business combination/merger with LIFE MARKETING, INC. is hereby **RATIFIED**; and it is further

ORDERED that the Receiver, Robert L. Stevens's action to change the Defendant Corporation's name to SOCIAL LIFE NETWORK, INC. is hereby **RATIFIED**; and it is further

ORDERED that, the Receiver, Robert L. Stevens, is authorized to issue the new shares of Defendant Corporation's common stock outlined above.

ORDERED that the securities to be issued in this Order are exempted pursuant to Federal and Nevada State Securities Regulations, specifically Section 3(a)(10) of the Securities Act of 1933 (15 U.S.C. §77c(a)(10)) and N.R.S. 90.530(8); and it is further

ORDERED that the Defendant Corporation, SEWCAL LOGO, INC. n/k/a SOCIAL LIFE NETWORK, INC. and its Transfer Agent, First American Stock Transfer, Inc. and/or its successor American Stock Transfer & Trust Company LLC, DTCC, FINRA, any Participant, etc. may not interfere with any future paper transfer, electronic transfer, sale, deposit, pledge, hypothecation, of any and all transactions regarding the securities to be issued under this Order. The securities under this Order are considered to be fully paid for and non-assessable and not subject to any adverse claim or stop order, nor should they be. The Court Appointed Receiver, on behalf of White Tiger Partners LLC (Plaintiff), has been appropriately appointed as Receiver and the transaction is fair and in the best interest of creditors and shareholders.

ORDERED that the related Non-Affiliate shares be transferred electronically into the party's brokerage account through its transfer agent, First American Stock Transfer and/or its successor American Stock Transfer & Trust Company LLC, The Depository Trust & Clearing

Corporation and the shareholders related bank, brokerage or clearing firms. The related Non-Affiliate shares are freely transferrable and exempt from registration under Section 3(a)(10) of the Securities Act of 1933 (15 U.S.C. §77c(a)(10)) and N.R.S. 90.530(8).

ORDERED that the Receiver is discharged upon conclusion of the Fairness Hearing, the issuance and delivery of the requested exempt securities, and the appointment of the new Officers.

ORDERED that, the Receiver, Robert L. Stevens, is hereby discharged upon the completion of his duties outlined in this Order.

Dated: June 7, 2016

DISTRICT COURT JUDGE

Respectfully Submitted by:

DUBOWSKY LAW OFFICE, CHTD.

By: Amanda Vogler

Peter Dubowsky, Esq.
Nevada Bar No. 4972
Amanda C. Vogler, Esq.
Nevada Bar No. 13609
300 South Fourth Street, Suite 1020
Las Vegas, Nevada 89101
(702) 360-3500
Attorney for Plaintiff